COMMUNITY REDEVELOPMENT INC.

SUBSCRIPTION AGREEMENT

REGULATION A – TIER 1 OFFERING

1. SUBSCRIPTION

The Investor hereby subscribes to purchase shares of common stock of the Company pursuant to Regulation A Tier 1.

Offering Terms

Security: Common Stock

Offering Price: $0.001 per share

Maximum Offering Amount: $3,000,000

2. INVESTOR INFORMATION

Investor Name: ______________________________

Address: ___________________________________

Telephone: _________________________________

Email: _____________________________________

Tax ID / SSN: _______________________________

3. SUBSCRIPTION AMOUNT

Number of Shares Purchased: __________________

Total Purchase Price: $_______________________

4. INVESTOR REPRESENTATIONS

The Investor acknowledges receipt of the Offering Circular, understands the speculative nature of the investment, can bear complete loss of investment, and understands that no governmental authority has approved the securities.

5. COMPANY REPRESENTATIONS

The Company represents that it is duly organized under Oklahoma law, the securities have been duly authorized, and the offering is being conducted pursuant to Regulation A Tier 1.

6. GOVERNING LAW

This Agreement shall be governed by the laws of the State of Oklahoma.

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INVESTOR SIGNATURE

Investor Name: ______________________________

Signature: __________________________________

Date: ______________________________________

ACCEPTED BY

COMMUNITY REDEVELOPMENT INC.

By: ________________________________________

Phillip Sands

Chief Executive Officer

Date: ______________________________________

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